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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2006

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01

Other Events.

Squaw Gold Mining Company (LITS:OTC.BB) reports that the 2006 summer exploration program on the Company’s Chandalar property in Alaska has not only confirmed management’s conviction that strong gold mineralization is abundant in numerous quartz vein systems around the property, but also that significant gold can be found in other geologic structures.

Jim Barker, consulting geologist and Chandalar project manager, offered his assessment of the new information: “It is not an infrequent occurrence to have an initial discovery of high grade surface showings and gold-quartz veins we have been looking at here over-shadowed by a larger, more subtle type of deposit that is found when the area is studied more closely. This has been the history of mining from Fairbanks to the Klondike to Arizona and Nevada. It is important to remember that Chandalar is a gold district of highly favorable geology and where modern scientific exploration has never been applied —until this last year.”

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

Exhibit 99.1

November 27, 2006 Press Release.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: December 1, 2006	By: /s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer